Exhibit 99.1
Web site address: www.WellsCoreREIT.com
WELLS CORE OFFICE INCOME REIT, INC.
FINANCIAL UPDATE FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2011

Wells Core Office Income REIT, Inc. (the “Company”) filed its second quarter 2011 Form 10-Q with the Securities and Exchange Commission (“SEC”) today. Below, management has highlighted key points of interest related to the Company's second quarter 2011 operations and recent transactions. For full context, please consider these points of interest with respect to important background information and additional detail provided in the above-referenced Form 10-Q filing, which is accessible via this link: http://www.sec.gov/Archives/edgar/data/1256069/000125606911000051/wellscorereitq2201110q.htm. Please also refer to the Company's other documents that have been filed with or furnished to the SEC.

Operations
Adjusted Funds from Operations, or AFFO, (see definition on p. 3) was approximately $0.9 million for the three months ended June 30, 2011. AFFO was approximately $1.1 million for the six months ended June 30, 2011

Stockholder Distributions
The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of approximately $1.1 million for the three months ended June 30, 2011 and approximately $1.4 million for the six months ended June 30, 2011.

Portfolio Overview
As of June 30, 2011, the Company owned six office properties consisting of approximately 898,000 square feet of commercial space located in four states. As of June 30, 2011, the office properties were approximately 99% leased.

Acquisitions
On May 12, 2011, the Company purchased two three-story office buildings located in Frisco, Texas containing approximately 284,000 rentable square feet for approximately $49.0 million, exclusive of closing costs. The buildings are 100% leased to two tenants and anchored by T-Mobile West Corporation. The current weighted-average remaining lease term of the buildings is approximately six years.

On May 27, 2011, the Company purchased a four-story office building located in Miramar, Florida containing approximately 96,000 square feet for approximately $21.5 million, exclusive of closing costs and a purchase price adjustment for unfunded tenant allowances. The building is currently 100% leased to Humana Medical Plan, Inc. through December 2017.

On June 27, 2011, the Company purchased a six-story office building located in Denver, Colorado containing approximately 183,000 square feet for approximately $41.5 million, exclusive of closing costs. The building is currently 100% leased to Jackson National Life Insurance Company through March 2017.

Status of the Company's Public Offering
The Company raised gross proceeds from the sale of common stock under the its public offering of approximately $49.6 million during the three months ended June 30, 2011 and approximately $84.6 million during the six months ended June 30, 2011. From July 1, 2011 to July 31, 2011, the Company raised additional gross proceeds of approximately $16.7 million from the sale of common stock under its public offering.

Financing
On June 29, 2011, the Company amended its $70 million secured revolving credit facility with Regions Bank (the "Amended Regions Credit Facility") to increase the facility amount to $300 million, subject to availability. The Amended Regions Credit Facility matures on November 19, 2013. We may borrow under the Amended Regions Credit Facility at rates equal to (1) LIBOR plus a margin that varies from 2.75% to 3.50% based on our then current leverage ratio or (2) the greater of (a) the prime rate announced by Regions, (b) the Federal Funds Effective Rate plus 0.50% or (c) the 30-day LIBOR (adjusted daily) plus 1.00%, plus a margin that varies from 1.75% to 2.50% based on our then current leverage ratio. We generally will be required to make interest-only payments. As of June 30, 2011, the Company had $50.3 million outstanding on the Amended Regions Credit Facility.

On June 27, 2011, we entered into a mortgage loan agreement with PNC Bank, N.A. to borrow $24.9 million to partially fund the acquisition of the 7601 Technology Way Building. The loan matures on June 27, 2014 and bears interest at LIBOR for one-, two-, three-, or six-month periods, plus 2.00%, or at an alternate base rate plus 1.00%.

As of June 30, 2011, the Company had total borrowings outstanding of $86.3 million and our debt-to-gross-real-estate asset ratio was approximately 50%.

Distribution Declaration
On May 31, 2011, the Company's board of directors declared distributions for stockholders of record from June 16, 2011 through September 15, 2011 in an amount equal to $0.004110 (0.4110 cents) per day, per share (or, a 6.0% annualized yield on a $25.00 original share price); such distributions will be paid in September 2011.

Reconciliations of the Company's GAAP-basis net loss, as presented in its most recent report on Form 10-Q, to Funds from Operations (“FFO”), as defined by NAREIT, and to AFFO, as defined on the next page, are provided below:

Wells Core Office Income REIT, Inc.
Reconciliations of FFO and AFFO
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of Net Loss to Funds From Operations and Adjusted Funds From Operations:
Net loss	$(2,048,306)	$(104,670)	$(3,613,197)	$(104,670)
Adjustments:
Depreciation of real estate assets	805,102	—	1,276,795	—
Amortization of lease-related costs	407,439	—	592,962	—
Total Funds From Operations adjustments	1,212,541	—	1,869,757	—
Funds From Operations	(835,765)	(104,670)	(1,743,440)	(104,670)

Other Noncash Adjustments Excluded from Net Cash Provided by Operating Activities:
Additional amortization of lease assets	209,806	—	283,084	—
Straight-line rental income	(143,141)	—	(246,023)	—
Noncash interest expense	170,258	—	320,915	—
Total other noncash adjustments	236,923	—	357,976	—

Real estate acquisition-related costs	1,526,728	—	2,514,664	—
Adjusted Funds From Operations	$927,886	$(104,670)	$1,129,200	$(104,670)

Wells Core Office Income REIT, Inc.
Definitions

Please find below definitions for the non-GAAP financial measures provided above and explanations for the reasons why management believes that these measures provide useful information concerning the Company's operating performance and sources of liquidity. For additional information, please refer to the Company's most recent annual report on Form 10-K, as well as other documents filed with or furnished to the SEC.
Funds From Operations
Funds from Operations (“FFO”) is a non-GAAP financial measure considered by some equity REITs in evaluating operating performance. The Company believes that FFO, as defined by NAREIT, has diverged from how the Company measures real estate operations considerably in recent years. Changes in the accounting and reporting rules under GAAP that were put into effect after the establishment of NAREIT's definition of FFO in 1999 have prompted a significant increase in the magnitude of noncash and non-operating items included in the Company's FFO, as defined. Such noncash and non-operating items include acquisition expenses, market value adjustments to interest rate swaps that do not qualify for hedge accounting treatment, amortization of certain in-place lease intangible assets and liabilities, and gains or losses on early extinguishments of debt, among others. Further, cash flows generated from FFO may be used to fund certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements, deferred lease costs, and capitalized interest.
Adjusted Funds From Operations
For the reasons explained above, in addition to presenting FFO as defined by NAREIT, the Company also presents FFO, adjusted to exclude (i) the noncash items that are removed from net income (loss) to arrive at net cash provided by operating activities as presented in the Company's GAAP-basis consolidated statements of cash flows, and (ii) expenses related to real estate acquisitions (“AFFO”). Because acquisition expenses are incurred for investment purposes (i.e. to promote the appreciation in value and generation of future earnings over the long term) and are funded with cash generated from the sale of common stock in the Company's public offerings rather than from cash generated from operations, the Company believes that the consideration of such acquisition expenses allows for a more informed and appropriate basis on which to evaluate its operating performance.

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